UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  December 31, 2008

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 31, 2008, Optelecom-NKF, Inc. (the “Company”) completed a reduction in force in select business units.  This reduction in force was initiated to reduce costs in mature areas of our technology offerings and allow the Company to continue critical investments in growing Video over IP products. This reduction in force resulted in the termination of seven employees.  The Company expects to record charges of approximately $500,000 in connection with the reduction in force.  These one-time pre-tax charges are comprised of accruals for severance expense which will be fully expensed in the fourth quarter 2008. The severance will consist of approximately $200,000 in cash payments during the first quarter of 2009 with the remaining $300,000 paid during the last three quarters of the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

	By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date: January 9, 2009